Exhibit 99.1

PRESS RELEASE

Majesco Reports Strong Cloud Revenue Growth for Third Quarter Fiscal 2019 Financial Results

Cloud Revenue up 51% from third quarter FY18 and now represents 42% of total revenue

Total Revenue up 11% from third quarter FY18

Adjusted EBITDA margin of 14% up significantly from third quarter FY18

Twelve-Month Backlog up 16% from second quarter FY19

Morristown, NJ – January 30, 2019 – Majesco (NYSE American: MJCO), a global provider of cloud insurance platform software, today announced strong financial results for the fiscal 2019 third quarter that ended December 31, 2018.

“Our third quarter financial results reflect the growing success of our cloud strategy and the solutions to help insurers adapt to a new era,” stated Adam Elster, Majesco’s CEO. “The number of cloud customers continues to grow driving a 51% increase in cloud revenues year-over-year. This clearly demonstrates Majesco’s ability to rapidly deliver ‘time to value’ to our customers while providing a modern platform for insurers to innovate new products and business models. In addition, higher cloud revenues and improved delivery efficiencies are driving better margins as demonstrated in the third quarter.”

“We are excited to welcome the entire Exaxe team to the Majesco family, and even more excited to introduce this technology to Majesco’s growing customer base and prospects across Europe.”

Mr. Elster concluded, “I continue to be encouraged by Majesco’s products, people and customer focus which are well aligned with the opportunities and trends of the insurance market. We feel this is best validated by our recent customer wins, increased backlog, and pipeline growth. I am pleased with the progress we are making and believe fiscal 2019 is on track to be a strong year for the company.”

Financial Highlights

For the third quarter ended December 31, 2018

•	Revenue for the third quarter ended December 31, 2018, was $35.4 million up 11.4% as compared to $31.8 million for the third quarter ended December 31, 2017. The increase in revenue was primarily due to higher mix of cloud business and additional revenue from the acquisition of Exaxe Holdings consummated during the quarter.
•	Gross profit was $17.5 million (49.3% of revenue) for the third quarter ended December 31, 2018, compared to $14.9 million (46.9% of revenue) for the quarter ended December 31, 2017. The increase in margin was primarily due to a higher mix of cloud business, higher proportion of recurring revenues and improved delivery efficiencies.
•	Research and development (R&D) expenses were $4.8 million (13.6% of revenue) during the third quarter ended December 31, 2018, as compared to $4.5 million (14.3% of revenue) during the quarter ended December 31, 2017. The company continues to invest in R&D focused on cloud and digital solutions.
•	Selling, General and Administrative (SG&A) expenses were $9.7 million (27.4% of revenue) during the third quarter ended December 31, 2018, as compared to $10.3 million (32.3% of revenue) for the quarter ended December 31, 2017. The 490-basis point reduction in SG&A as a percent of revenue reflects improved operating leverage. Further, absolute SG&A expenses during the third quarter ended December 31, 2018 were lower as the customary Convergence Conference held in the third quarter every fiscal has been planned for April 2019.

•	Adjusted EBITDA for the third quarter ended December 31, 2018 was $4.9 million (13.9% of revenue) as compared to Adjusted EBITDA of $2.2 million (6.8% of revenue) for the quarter ended December 31, 2017. The Adjusted EBITDA margins also improved sequentially by 79 basis points as compared to the second quarter ended September 30, 2018.
•	Net income for the third quarter ended December 31, 2018 was $1.8 million, or $0.05 per diluted share as compared to a net loss of $3.1 million, or $(0.08) per share, for the quarter ended December 31, 2017. Net income was significantly higher due to improved revenue and profitability performance.

For the nine months ended December 31, 2018

•	Revenue for the nine months ended December 31, 2018, was $103.0 million as compared to $90.0 million for the nine months ended December31, 2017. The 14.4% increase during the period was primarily due to higher cloud revenue, additions of new logos and continued business engagements from existing accounts.
•	Gross profit was $50.6 million (49.1% of revenue) for the nine months ended December 31, 2018 as compared to $40.4 million (44.9% of revenue) for the nine months ended December 31, 2017. A higher mix of cloud revenue and improved delivery efficiencies continued to drive better margins.
•	R&D expenses were $14.3 million (13.9% of revenue) during the nine months ended December 31, 2018 as compared to $12.7 million (14.1% of revenue) during the nine months ended December 31, 2017.
•	SG&A expenses were $28.6 million (27.8% of revenue) during the nine months ended December 31, 2018 as compared to $31.0 million (34.5% of revenue) for the nine months ended December 31, 2017. The reduction in SG&A was driven by improved management of G&A expenses and higher operating leverage.
•	Adjusted EBITDA for the nine months ended December 31, 2018 was $12.8 million (12.4% of revenue) as compared to Adjusted EBITDA of $2.8 million (3.1% of revenue) for the nine months ended December 31, 2017.
•	Net income for the nine months ended December 31, 2018 was $5.7 million or $0.15 per diluted share as compared to a net loss of $5.4 million or $(0.15) per share, for the nine months ended December 31, 2017.

EBITDA and Adjusted EBITDA are non-GAAP measures. Reconciliation tables of EBITDA and Adjusted EBITDA as used in this press release to GAAP are included in the financial section of this press release.

Balance Sheet

•	Majesco had cash and cash equivalents of $14.5 million at December 31, 2018, compared to $11.5 million at December 31, 2017, and $15.1 million as at September 30, 2018.
•	Total debt at December 31, 2018, was $13.7 million, compared to $13.2 million at December 31, 2017, and $11.7 million as at September 30, 2018.
•	The reduction in net cash after debt of $2.7 million was after considering the upfront payment of $7.2 million for the acquisition of Exaxe Holdings Limited consummated during the quarter.
•	DSO’s stood at 82 days as at December 31, 2018 as compared to 76 days as at September 30, 2018.

Other Highlights

•	Revenue from cloud-based customers was $15.0 million (42.3% of total revenue) for the quarter ended December 31, 2018, up 51.1% as compared to $9.9 million (31.2% of total revenue) during the quarter ended December 31, 2017. Total number of cloud customers stood at 51 as of December 31, 2018.
•	Total recurring revenue was at $11.7 million (33.1% of total revenue) for the quarter ended December 31, 2018, up 39.8% as compared to $8.4 million (26.4% of total revenue) for the quarter ended December 31, 2017.
•	Majesco’s 12-month order backlog as of December 31, 2018 was $85.4 million, up 16.4% from $73.3 million on September 30, 2018.
•	Gartner positioned Majesco as a Leader in the October 2018 Magic Quadrant for P&C Core Platforms. Majesco is recognized as a Leader for its completeness of vision and ability to execute*.

•	Majesco expanded its Majesco Digital1st EcoExchange™ marketplace with several partner apps.
•	Majesco announced it’s 2019 Convergence Customer Conference focused on Growth and Innovation for Digital Insurance, to be held in Savannah, GA, April 14-16.
•	Majesco CEO Adam Elster presented at the 21st annual Needham Growth Conference in New York City.

Customer and Product Highlights Include:

During the third quarter, Majesco added seven new customers, expanded three existing customers and saw strong renewal results.

Majesco CloudInsurer™ for Property & Casualty

•	A Tier 1 U.S. based carrier focused on specialty insurance will be implementing their cyber liability line of business on Majesco Policy for P&C solution
•	A Tier 4 U.S. based InsurTech carrier selected Majesco P&C Core Suite (Policy, Billing and Claims) and Majesco Digital1st Insurance™ platform to support the rapid rollout of its nationwide Workers Compensation program
•	A Tier 1 Puerto Rico based carrier selected Majesco Policy for P&C solution for its Commercial Lines business

Majesco Life & Annuity – Group & Employee Benefits

•	A Tier 2 U.S. based carrier selected Majesco L&A and Group Core Suite (Policy, Billing and Claims) to modernize its operations of administering Employee Benefit Plans
•	An Indonesian Life Insurance Carrier selected Majesco L&A and Group Core Suite and portal solutions
•	A Singapore based health insurance carrier selected Majesco L&A and Group Core Suite and portal solutions

Majesco Digital1st Insurance™

•	A Tier 1 U.S. based P&C wholesale broker selected Majesco Digital1st Insurance™ platform to accelerate their digital journey and modernize systems of engagement with their carrier partners, agents and customers

Customer Expansion

•	Three top tier carriers extended the use of Majesco’s platform to support additional lines of business

Each successful implementation enhances Majesco’s credibility in the market, with customers and potential new customers, while demonstrating Majesco’s important value propositions such as speed to value.

During the third quarter, Majesco successfully went live with seven customers:

1.	A Tier 1 US based multi-line carrier using Majesco Billing for P&C to support its P&C business
2.	A Tier 1 US National multi-line insurance company using Majesco Billing for P&C
3.	A Tier 2 specialty underwriter of homeowner’s insurance using Majesco Policy for P&C
4.	A Tier 3 P&C insurance carrier using Majesco Billing for P&C
5.	A Large Malaysian life and general insurance carrier using Majesco Policy for L&A and Group
6.	A Large Singapore based life, health and general insurance carrier with an agent portal
7.	A Mid-size Malaysian insurance benefits protection carrier using Majesco Claims for P&C for its P&C business

Conference Call and Webcast Information

Majesco management will conduct a live teleconference to discuss Majesco’s fiscal 2019 third quarter financial results at 4:30 p.m. ET on Wednesday, January 30, 2019. Anyone interested in participating should call 888-254-3590 if calling from the U.S., or 323-994-2093 if dialing internationally. A replay will be available until February 13, 2019, which can be accessed by dialing 844-512-2921 within the U.S. and 412-317-6671 if dialing internationally. Please use passcode: 2680071 to access the replay.

In addition, the call will be webcast and will be available on the Company’s website at www.majesco.com or by visiting http://public.viavid.com/index.php?id=132637.

Use of Non-GAAP Financial Measures

In evaluating our business, we consider and use EBITDA as a supplemental measure of operating performance. We define EBITDA as earnings before interest, taxes, depreciation and amortization. We present EBITDA because we believe it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance. We define Adjusted EBITDA as EBITDA before stock-based compensation, a one-time reversal of accrual for contingent liability and one-time transaction costs related to the Exaxe acquisition.

The terms EBITDA and Adjusted EBITDA are not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and are not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as an analytical tool, and when assessing Majesco’s operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, EBITDA and Adjusted EBITDA do not reflect our actual cash expenditures. Other companies may calculate similar measures differently than Majesco, limiting their usefulness as comparative tools. We compensate for these limitations by relying on U.S. GAAP results and using EBITDA and Adjusted EBITDA only as supplemental.

Gartner Disclaimer*

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

About Majesco

Majesco enables insurance business transformation for approximately 160 global customers by providing technology solutions which include software products, consulting and IT services. Our customers are carriers from the Property and Casualty, Life, Annuity and Group insurance segments worldwide. Majesco delivers proven software solutions and IT services in the core insurance areas such as policy administration, billing, claims, distribution and analytics.

For more information, please visit us on the web at www.majesco.com, or call 1-973-461-5200.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbour” provisions of the Private Securities Litigation Reform Act. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Majesco’s reports that it files from time to time with the Securities and Exchange Commission (SEC) and which you should review, including those statements under “Item 1A – Risk Factors” in Majesco’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018 filed with the SEC on June 22, 2018.

Important factors that could cause actual results to differ materially from those described in forward-looking statements contained in this press release include, but are not limited to: integration risks; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters; technology development risks; intellectual property rights risks; competition risks; additional scrutiny and increased expenses as a result of being a public company; the financial condition, financing requirements, prospects and cash flow of Majesco; loss of strategic relationships; changes in laws or regulations affecting the insurance industry in particular; restrictions on immigration; the ability and cost of retaining and recruiting key personnel; the ability to attract new clients and retain them and the risk of loss of large customers; continued compliance with evolving laws; customer data and cybersecurity risk; and Majesco’s ability to raise capital to fund future growth.

These forward-looking statements should not be relied upon as predictions of future events and Majesco cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by Majesco or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Majesco disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Majesco Contacts:

Corporate Contact	Investor & Media Contact
Ann Massey	SM Berger & Co
SVP-Finance	Andrew Berger
(973) 461-5190	(216) 464-6400
ann.massey@majesco.com	andrew@smberger.com

Majesco and Subsidiaries

Consolidated Statements of Operations (Unaudited)
(All amounts are in thousands of US Dollars except per share data and as stated otherwise)

	Three months ended December 31, 2018	Three months ended December 31, 2017	Nine months ended December 31, 2018	Nine months ended December 31, 2017
Revenue	$35,401	$31,769	$102,989	$90,037
Cost of revenue	17,950	16,864	52,391	49,618
Gross profit	$17,451	$14,905	$50,598	$40,420

Operating expenses
Research and development expenses	$4,820	$4,533	$14,305	$12,669
Selling, general and administrative expenses	9,684	10,274	28,632	31,019
Exceptional Item – M&A Expenses	442	--	442	--
Total operating expenses	$14,946	$14,807	$43,379	$43,687
Income/(Loss) from operations	$2,505	$98	$7,219	$(3,267)
Interest income	7	5	32	18
Interest expense	(114)	(111)	(342)	(378)
Gain on reversal of accrual contingent liability	--	--	835	--
Other income (expenses), net	(57)	(121)	553	(165)
Income /(Loss) before provision for income taxes	$2,341	$(130)	$8,297	$(3,792)
(Benefit)/Provision for income taxes	512	2,939	2,604	1,643
Net Income/(Loss)	$1,829	$(3,069)	$5,693	$(5,435)

Earnings (Loss) per share:
Basic	$0.05	$(0.08)	$0.16	$(0.15)
Diluted	$0.05	$(0.08)	$0.15	$(0.15)

Weighted average number of common shares outstanding
Basic	36,664,718	36,536,797	36,633,300	36,524,799
Diluted	38,725,683	36,536,797	38,814,422	36,524,799

See accompanying notes to the Consolidated Financial Statements.

Majesco and Subsidiaries

Consolidated Balance Sheets (Unaudited)

(All amounts are in thousands of U.S. Dollars except per share data and as stated otherwise)

	December 31, 2018	March 31, 2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$11,185	$9,152
Short term investments	3,299	--
Restricted cash	50	53
Accounts receivables, net	20,141	19,103
Unbilled accounts receivable	11,439	9,997
Prepaid expenses and other current assets	10,624	9.494
Total current assets	56,738	47,799
Property and equipment, net	2,469	2,755
Intangible assets, net	13,250	6,535
Deferred income tax assets	6,796	7,171
Other assets	330	50
Goodwill	34,726	32,216
Total Assets	$ 114, 309	$96,526

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Software hire purchase obligation	--	203
Short term debt	6,985	5,269
Current maturities of long-term borrowings	3,333	--
Accounts payable	2,100	2,353
Accrued expenses and other liabilities	27,291	22,032
Deferred revenue	12,706	12,201
Total current liabilities	52,415	42,058
Long term debt	3,333	8,367
Vehicle loan	89	--
Other	5,411	928
Total Liabilities	$61,248	$51,353

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.002 per share – 50,000,000 shares authorized as of September 30, 2018 and 50,000,000 as of March 31, 2018, NIL shares issued and outstanding as of September 30, 2018 and March 31, 2018	--	--
Common stock, par value $0.002 per share – 450,000,000 shares authorized as of September 30, 2018 and 450,000,000 as of March 31, 2018, 36,654,488 shares issued and outstanding as of September 30, 2018 and 36,600,457 as of March 31, 2018	$73	$73
Additional paid-in capital	77,643	75,021
Accumulated deficit	(25,192)	(30,282)
Accumulated other comprehensive income	(701)	361
Non-Controlling Interest	1,238	--
Total equity of common stockholder	53,061	45,173
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$114,309	$96,526

Majesco and Subsidiaries

Reconciliation of U.S. GAAP Net Income to EBITDA and Adjusted EBITDA

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
(U.S. dollars; in thousands):	2018	2017	2018	2017
Net Income (Loss)	$1,829	$(3,069)	$5,693	$(5,435)

Add:
Provision (benefit) for income taxes	512	2,939	2,604	1,643
Depreciation and amortization	1,158	1,187	2,996	3,742

Interest expense	113	111	342	378

Less:
Interest income	(7)	(5)	(32)	(18)
Other income (expenses), net	(57)	121	(553)	165
EBITDA	$3,662	$1,285	$11,050	$475

Add:
Exceptional Items – M&A Costs	442	--	442	--
Stock based compensation	804	880	2,154	2,312
Reversal of accrual for contingent liability	--	--	(835)	--

Adjusted EBITDA	$4,908	$2,165	$12,811	$2,788

Revenue	35,401	31,769	102,989	90,037
Adjusted EBITDA as a % of Revenue	13.86%	6.81%	12.44%	3.10%

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